EXHIBIT 12
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               PEOPLES BANCORP INC. ANNUAL REPORT ON FORM 10-K
                   FOR FISCAL YEAR ENDED DECEMBER 31, 1997

                            COMPUTATION OF RATIOS

CASH DIVIDENDS PER SHARE           Cash dividends paid/Common shares
                                     outstanding at date of declaration

BOOK VALUE PER SHARE               Total stockholders' equity/Common shares
                                     outstanding at year-end

RETURN ON AVERAGE ASSETS           Net income/Average assets

RETURN ON AVERAGE STOCKHOLDERS'
EQUITY                             Net income/Average stockholders' equity

NET INTEREST MARGIN                Fully-tax equivalent net interest
                                     income/Average earning assets

NON-INTEREST EXPENSE TO AVERAGE
ASSETS                             Non-interest expense/Average assets

EFFICIENCY RATIO                   (Non-interest expenses less intangible and
                                     non-recurring , non-operational items)/
                                     (Fully-tax equivalent net interest income plus non-interest income)

AVERAGE LOANS TO AVERAGE DEPOSITS  Average gross loans/Average deposits

DIVIDEND PAYOUT RATIO              Dividends declared/Net income

AVERAGE STOCKHOLDERS' EQUITY TO
AVERAGE ASSETS                     Average stockholders' equity/Average assets

PRIMARY CAPITAL TO PERIOD END
TOTAL ASSETS                       (Stockholders' equity plus allowance for
                                     loan losses less intangible assets)/
                                     (Period end total assets plus allowance
                                     for loan losses less intangible assets)

TIER 1 CAPITAL RATIO               Stockholders' equity less intangible
                                     assets less securities mark-to-market
                                     capital reserve ("Tier 1 Capital")/
                                     Risk adjusted assets

TOTAL CAPITAL RATIO                Tier 1 Capital plus allowance for loan
                                     losses/Risk adjusted assets

TIER 1 LEVERAGE RATIO              Tier 1 Capital/Quarterly average assets

NET CHARGE-OFFS TO AVERAGE LOANS   (Gross chargeoffs less recoveries)/
                                     Average net loans

NONPERFORMING LOANS AS A
PERCENTAGE OF PERIOD END LOANS     (Nonaccrual loans plus loans past due
                                     90 days or greater plus other real
                                     estate owned)/Gross loans net of
                                     unearned interest

ALLOWANCE FOR LOAN LOSSES TO
PERIOD END TOTAL LOANS             Allowance for loan losses/Gross loans net
                                     of unearned interest